UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.
     Management of Crosstex Energy, L.P. (the “Partnership”) has determined that a purchase of natural gas from a supplier on newly acquired assets was not accrued in the first quarter of 2006 due to a clerical accounting error. This error occurred shortly after the acquisition of the south Louisiana processing assets from El Paso Corporation and during a period of upgrading and transitioning to new accounting systems for the acquired assets. Since the first quarter of 2006, the Partnership has implemented system improvements and conducted additional training of new personnel. Also, the Partnership will implement additional controls beginning in the third quarter of 2006 to specifically address the error.
     The net effect of the required adjustment due to the error reduces the Partnership’s net income for the three months ended March 31, 2006 and the six months ended June 30, 2006 by approximately $0.9 million. Partners’ equity is reduced by and current liabilities are increased by this same amount. Accordingly, on September 15, 2006, the management of the Partnership and the Audit Committee of the board of directors of the general partner of the general partner of the Partnership concluded that the Partnership should restate previously issued interim (unaudited) financial statements for the quarters ended March 31, 2006 and June 30, 2006 to reflect this adjustment. Accordingly, the Partnership will file amendments to its Quarterly Reports on Form 10-Q’s for the quarters ended March 31, 2006 and June 30, 2006.
     In light of the restatement of interim financial information, the consolidated statements of operations and consolidated balance sheets previously issued by the Partnership as of and for the three months ended March 31, 2006 and as of and for the three and six months ended June 30, 2006 should no longer be relied upon.
     The Audit Committee and Partnership management have discussed the foregoing matters with the Partnership’s independent registered public accounting firm, KPMG LLP.
Item 7.01. Regulation FD Disclosure.
     On September 20, 2006, the Partnership issued a press release announcing that management and the Audit Committee of the Board of Directors of Crosstex Energy GP, LLC, the general partner of the general partner of the Partnership, have concluded that the Partnership should restate certain previously issued interim (unaudited) financial statements for the quarters ended March 31, 2006 and June 30, 2006 due to a clerical accounting error. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER	DESCRIPTION
99.1	— Press Release issued September 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P. By: Crosstex Energy GP, L.P., its General Partner By: Crosstex Energy GP, LLC, its General Partner
Date: September 20, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	— Press Release issued September 20, 2006.